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                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement           [_]  CONFIDENTIAL, FOR USE OF THE
                                                COMMISSION ONLY (AS PERMITTED BY
                                                RULE 14a-6(e)(2))

[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                          MARQUETTE ELECTRONICS, INC.
- --------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


- --------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------

     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------

     (3) Filing Party:

     -------------------------------------------------------------------------

     (4) Date Filed:

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Reg. (S)240.14a-101. Notes:

A. Where any item calls for information with respect to any matter to be acted upon and such matter involves other matters with respect to which information is called for by other items of this schedule, the information called for by such other items shall also be given. For example, where a solicitation of security holders is for the purpose of approving the authorization of additional securities which are to be used to acquire another specified company, and the registrants' security holders will not have a separate opportunity to vote upon the transaction, the solicitation to authorize the securities is also a solicitation with respect to the acquisition. Under those facts, information required by Items 11, 13 and 14 shall be furnished.

B. Where any item calls for information with respect to any matter to be acted upon at the meeting, such item need be answered in the registrant's soliciting material only with respect to proposals to be made by or on behalf of the registrant.

C. Except as otherwise specifically provided, where any item calls for information for a specified period with regard to directors, executive officers, officers or other persons holding specified positions or relationships, the information shall be given with regard to any person who held any of the specified positions or relationships at any time during the period. Information need not be included for any portion of the period during which such person did not hold any such position or relationship, provided a statement to that effect is made.

D. Information may be incorporated by reference only in the manner and to the extent specifically permitted in the items of this schedule. Where incorporation by reference is used, the following shall apply:

     1. Any incorporation by reference of information pursuant to the provisions of this schedule shall be subject to the provisions of
          (S)228.10(f) and (S)229.10(d) restricting incorporation by reference of documents which incorporate by reference other information. A registrant incorporating any documents, or portions of documents, shall include a statement on the last page(s) of the proxy statement as to which documents, or portions of documents, are incorporated by reference. Information shall not be incorporated by reference in any case where such incorporation would render the statement incomplete, unclear or confusing.

     2. If a document is incorporated by reference but not delivered to security holders, include an undertaking to provide, without charge, to each person to whom a proxy statement is delivered, upon written or oral request of such person and by first class mail or other equally prompt means within one business day of receipt of such request, a copy of any and all of the information that has been Incorporated by reference in the proxy statement (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that the proxy statement incorporates), and the address (including title or department) and telephone numbers to which such a request is to be directed. This includes information contained in documents filed subsequent to the date on which definitive copies of the proxy statement are sent or given to security holders, up to the date of responding to the request.

                          MARQUETTE ELECTRONICS, INC.

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                AUGUST 15, 1996

To the shareholders of Marquette Electronics, Inc.:

  NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of Marquette Electronics, Inc., a Wisconsin corporation (the "Company"), will be held on Thursday, August 15, 1996, at 9:00 a.m., at the Company's offices, 8200 West Tower Avenue, Milwaukee, Wisconsin, 53223 for the following purposes:

    1. To elect seven directors to serve until the next annual meeting of shareholders and until their successors are elected and qualified;

    2. To ratify the selection of Arthur Andersen LLP. as the Company's independent public accountants for fiscal 1997;

    3. To approve an amendment to Article 1 of the Company's Restated Articles of Incorporation changing the name of the Company from Marquette Electronics, Inc. to Marquette Medical Systems, Inc.;

    4. To approve an amendment to Articles 4 and 5 of the Company's Restated Articles of Incorporation to authorize 30,000,000 shares of Preferred Stock and to conform section number references to the Wisconsin Business Corporation Law;

    5. To approve an amendment to the Amended and Restated Stock Option Plan for Employees of Marquette Electronics, Inc. to increase the number of shares of Class A Common Stock reserved for issuance thereunder from 2,500,000 shares to 3,500,000 shares;

    6. To transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

  The foregoing items of business are more fully described in the proxy statement accompanying this notice.

  The Board of Directors has fixed the close of business on July 15, 1996, as the record date for the determination of shareholders entitled to notice of and to vote at this annual meeting or any adjournment or postponement thereof.

  ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN, AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN POSTAGE-PREPAID ENVELOPE IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING.

                                          By Order of the Board of Directors

                                          Gordon W. Petersen,
                                          Secretary

Milwaukee, Wisconsin
July 22, 1996

                          MARQUETTE ELECTRONICS, INC.

                               ----------------

                                PROXY STATEMENT

                        ANNUAL MEETING OF SHAREHOLDERS
                                AUGUST 15, 1996

                               ----------------

                INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

  This Proxy Statement is furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors (the "Board") of Marquette Electronics, Inc., a Wisconsin corporation (the "Company"), for use at the Annual Meeting of shareholders to be held on August 15, 1996, at 9:00 a.m., or any adjournment or postponement thereof (the "Meeting") for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Meeting will be held at the offices of the Company, 8200 West Tower Avenue, Milwaukee, Wisconsin.

  This Proxy Statement and accompanying Proxy are scheduled to be mailed to all shareholders entitled to vote at the Meeting commencing July 22, 1996.

OUTSTANDING SHARES AND VOTING RIGHTS

  Only shareholders of record at the close of business on July 15, 1996, will be entitled to notice of and to vote at the Meeting. At the close of business
on July 1, 1996, the Company had outstanding a total of             shares of
common stock ("Common Stock"), consisting of            shares of Class A
Common Stock, $0.10 par value (the "Class A Stock"), and 26,250,000 shares of Class C Common Stock, $0.01 par value (the "Class C Stock").

  Each share of Class A Stock and Class C Stock outstanding on the record date is entitled to one vote. With respect to the election of directors, cumulative voting is not permitted.

  The presence, in person or by proxy, of the holders of record of a majority of the outstanding shares of Common Stock entitled to vote will constitute a quorum for the transaction of business at the Meeting or any adjournment or postponement thereof, provided however that the presence, in person or by proxy, of holders of a majority of the Class A Stock and a majority of the Class C Stock will be required to constitute a quorum for purposes of voting on Proposal 4 (Approval of An Amendment to the Company's Restated Articles of Incorporation to Authorize 30,000,000 shares of Preferred Stock, Without Par Value).

  The vote of (i) a plurality of the shares cast in person or by proxy is required to elect the nominees for Directors (Proposal 1); (ii) a majority of the shares cast in person or by proxy is required to ratify the selection of Arthur Andersen LLP as independent auditors of the Company's financial statements for the fiscal year ending April 30, 1997 (Proposal 2), to approve the proposed amendment of the Company's Amended and Restated Stock Option Plan for Employees of Marquette Electronics, Inc. (Proposal 3); and to approve the proposed amendment to the Company's Restated Articles of Incorporation to change the Company's name to Marquette Medical Systems, Inc. (Proposal 5); and
(iii) a majority of the shares of Class A Stock and a majority of the shares of Class C Stock, cast in person or by proxy, is required to approve the proposed amendment to the Company's Restated Articles of Incorporation to authorize 30,000,000 shares of Preferred Stock, without par value (Proposal
4). Votes cast by proxy or in person at the Meeting will be tabulated by the inspector of election appointed for the Meeting who will also determine whether or not a quorum is present. The inspector of election will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of any matter submitted to the shareholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

REVOCABILITY OF PROXIES

  Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. A proxy may be revoked by (i) filing with the Secretary of the Company at the Company's principal executive office, at or before the taking of the vote at the Meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of the Company before the Meeting, or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute a revocation of a proxy). Any written notice revoking a proxy should be sent to Marquette Electronics, Inc., 8200 West Tower Avenue, Milwaukee, Wisconsin 53223, Attention: Secretary or hand delivered to the Secretary at or before the taking of the vote at the Meeting.

SOLICITATION

  The Company will bear the entire cost of solicitation of proxies in the enclosed form, including the preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to shareholders. The original solicitation of proxies by mail may be supplemented by telephone, telegram, or personal solicitation by directors, officers, or other regular employees of the Company; no additional compensation will be paid to directors, officers, or other regular employees for such services. Arrangements will also be made with custodians, nominees, and fiduciaries for forwarding of proxy solicitation material to beneficial owners of shares held of record by such custodians, nominees, and fiduciaries. The Company will, upon request, reimburse the custodians, nominees, and fiduciaries for reasonable expenses incurred in connection with such arrangements.

                                  PROPOSAL 1:

                             ELECTION OF DIRECTORS

  The directors of the Company are elected annually. The term of office of all present directors expires on the date of the Meeting at which seven directors will be elected to hold office until the next annual meeting of shareholders or until their respective successors are elected and have qualified or until any such director's death, resignation, or removal from office.

  Except for John G. Bollinger, each of the seven nominees listed below is currently a director of the Company and with the exception of Peter P. Tong and Dr. Bollinger, all were elected to the Board by the shareholders at the Company's 1995 annual meeting.

  Shares of Common Stock represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the seven nominees named below. Should any nominee become unavailable to serve as a director or any vacancy occur before the election (which events are not anticipated), such shares will be voted for the election of such substitute nominee as management may propose or the authorized number of directors may be reduced. If, for any reason, the authorized number of directors is reduced, the proxies will be voted, in the absence of instructions to the contrary, for the election of the remaining nominees named in this proxy statement. Each person nominated for election has agreed to serve if elected. The seven candidates receiving the highest number of the affirmative votes cast at the Meeting will be elected directors of the Company.

NOMINEES

  The names of the nominees and certain information about them, based on information furnished by them, are set forth below:

                                                  POSITION WITH THE     DIRECTOR
NAME                                       AGE         COMPANY           SINCE
- ----                                       --- ------------------------ --------
Michael J. Cudahy(1)(4)...................  72 Director and Chief         1965
                                                Executive Officer
John G. Bollinger.........................  61 Director                   n/a
Timothy C. Mickelson(1)...................  47 Director, President and    1995
                                                Chief Operating Officer
Frederick G. Luber(2)(3)..................  70 Director                   1968
Melvin S. Newman(1)(2)(3).................  60 Director and Assistant     1969
                                                Secretary
Walter L. Robb(3)(4)......................  68 Director                   1982
Peter P. Tong.............................  55 Director                   1996

- --------
(1) Member of the Executive Committee of the Board of Directors
(2) Member of the Audit Committee of the Board of Directors
(3) Member of the Human Resources Committee of the Board of Directors
(4) Member of the Nominating and Proxy Committee of the Board of Directors

  There is no family relationship between any of the nominees or between any nominee and any of the Company's executive officers.

  Timothy C. Mickelson became President and Chief Operating Officer of the Company on July 25, 1995 and was appointed as a director of the Company by the Board of Directors on August 10, 1996. Dr. Mickelson served as President of Corometrics Medical Systems, Inc., a wholly-owned subsidiary of the Company from May 1, 1994 until his election to the presidency of the Company. For approximately six years prior to May 1, 1994, Dr. Mickelson was Vice President--Patient Monitoring Division of the Company.

  Michael J. Cudahy co-founded the Company in July 1965, has served as Chief Executive Officer and Chairman of the Board since 1965, and was President from 1965 until September, 1993.

  Frederick G. Luber has been Chairman of the Board of Super Steel Products Corp. of Milwaukee, Wisconsin, a steel fabricating company, since 1966.

  Melvin S. Newman is, and has been since 1965, a partner in Schoenberg, Fisher & Newman, Ltd., counsel for the Company.

  Peter P. Tong was appointed as a director of the Company by its Board of Directors on January 8, 1996 to fill the vacancy created by the resignation of Warren B. Cozzens from the Board on November 21, 1995. From January, 1996 until May, 1996, Mr. Tong served as Co-President of the Company. Mr. Tong served as President, Chairman of the Board and Chief Executive Officer of E for M Corporation, a wholly-owned subsidiary of the Company, from July, 1991 until March, 1996. He also served as President and Chief Executive Officer of Vari-X, Inc., E for M Corporation's wholly-owned subsidiary, from January, 1990 until March, 1996.

  Walter L. Robb served as Senior Vice President--Corporate Research and Development for General Electric Company from September, 1986, until he retired in December, 1992. He is the founder, and serves as President of Vantage Management, Inc., a consulting and investment company. Dr. Robb also serves as a director of Neopath, Inc., Cree Research, Inc. and Algene Corp.

  John G. Bollinger has been Dean of the College of Engineering of the University of Wisconsin-Madison, since 1982. Dr. Bollinger served as a director of E for M Corporation, a wholly-owned subsidiary of the Company from March, 1992 until December, 1995. Dr. Bollinger also serves as a director of Andrea Corporation.

CERTAIN INFORMATION CONCERNING THE BOARD

  The Board has standing Executive, Audit, Nominating and Proxy, and Human Resources Committees. The Executive Committee, subject to certain limitations, has authority to adopt resolutions on behalf of the Board and to perform its functions in the absence of formal Board meetings. The current members of the Executive Committee are Michael J. Cudahy, Timothy C. Mickelson and Melvin S. Newman. The Audit Committee recommends engagement of the Company's independent accountants, reviews and approves services performed by such accountants, reviews and evaluates the Company's accounting system and its system of internal controls, and performs other related duties delegated to it by the Board. The current members of the Audit Committee are Frederick G. Luber and Melvin S. Newman. The Human Resources Committee recommends the nature and amount of compensation to be paid to the Company's officers and authorizes the grant of stock options and sets the terms of stock options granted under the Company's Amended and Restated Stock Option Plan for Employees of Marquette Electronics, Inc. (the "Stock Option Plan" or "Plan"). The current members of the Human Resources Committee are Frederick G. Luber, Melvin S. Newman, and Walter L. Robb. The Nominating and Proxy Committee recommends to the Board nominees for directors, including individuals recommended by shareholders, for whom proxies should be solicited by the Company, and recommends to the Board a nominee for President of the Company. Any shareholder who wishes to have the Nominating and Proxy Committee consider a candidate for nomination as a director should submit, in writing, the name of the candidate, together with biographical or other relevant information regarding his qualifications and the written consent of the candidate to serve if nominated and elected. Such submissions should be addressed to the Nominating and Proxy Committee, care of the Secretary of the Company at the Company's address as set forth on the first page of this proxy statement and delivered between May 7, 1997, and June 1, 1997 for consideration for the 1997 annual meeting of shareholders. The current members of the Nominating and Proxy Committee are Michael J. Cudahy and Walter
L. Robb.

  During the fiscal year ended April 30, 1996, the Board of Directors held five meetings, the Audit Committee held two meetings, and the Human Resources Committee held three meetings. Neither the Executive Committee nor the Nominating and Proxy Committee held any meetings during the year, although various actions were taken by the Executive Committee by unanimous written consent of its members.

  During fiscal 1996, no incumbent Board member attended fewer than seventy-five percent (75%) of the aggregate of (i) the total number of meetings of the Board held during the period for which he was a director and (ii) the total number of meetings of all committees of the Board on which he served during the periods that he served.

  Each non-employee director in August, 1995 was granted an option to purchase 4,000 shares of Class A Stock at an exercise price of $16.00 (being the closing price of such shares on the date preceding the date of the grant) pursuant to the Marquette Electronics, Inc. Directors (Non-Employee) Stock Option Plan ("Directors Plan"). Each non-employee director elected at the Meeting will be granted, pursuant to the Directors' Plan, another option to purchase 4,000 shares of Class A Stock at the closing price of the shares on the date preceding the date of the grant.

  Provided that the director continues to serve as such, each option granted under the Directors Plan is exercisable for a period of ten years following the date of the grant, subject to vesting at the rate of twenty-five percent (25%) per year over the first four (4) years following the dates of the grants. At such time as a director no longer serves as such, vesting ceases and the remaining term of the option is reduced to three years unless the termination occurs by reason of the director's death or his belief that he has become permanently physically or mentally disabled, in which event the remaining term is reduced to five years.

  Except for options granted under the Directors' Plan, no fee or other compensation is paid for Board or committee meetings attended or services as a Director. Mr. Warren B. Cozzens, who retired as an officer and employee of the Company on April 30, 1994 and who resigned from the Board on November 21, 1995 is paid a $70,000 per year retirement benefit that will continue for the remainder of his life. Directors are reimbursed for out of pocket travel expenses associated with their attendance at Board meetings.

  THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF EACH NAMED
NOMINEE.

                                  PROPOSAL 2:

                         RATIFICATION OF SELECTION OF
                        INDEPENDENT PUBLIC ACCOUNTANTS

  The Board of Directors has selected Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ending April 30, 1997, and has further directed that this selection be submitted for ratification by the shareholders at the Meeting. Arthur Andersen LLP was engaged by the Company in 1970, to audit its statements and has continued to audit the Company's financial statements since that time. Representatives of Arthur Andersen LLP are expected to be present at the Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

  Shareholder ratification of the selection of Arthur Andersen LLP as the Company's independent public accountants is not required by the Company's By-laws or otherwise. However, the Board is submitting the selection of Arthur Andersen LLP to the share-holders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Board feels that such a change would be in the best interests of the Company and its shareholders. The affirmative vote of the holders of a majority of the shares of Common Stock represented and voting at the Meeting will be required to ratify the selection of Arthur Andersen LLP.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2.

                                  PROPOSAL 3:

               APPROVAL OF AMENDMENT TO THE AMENDED AND RESTATED
                      STOCK OPTION PLAN FOR EMPLOYEES OF
                          MARQUETTE ELECTRONICS, INC.

  In August, 1992, the Company's shareholders approved the Amended and Restated Stock Option Plan for Employees of Marquette Electronics, Inc. which Plan was amended on September 10, 1993 and June 2, 1995 (the "Stock Option Plan" or "Plan"). Before giving effect to the amendment being submitted for shareholder approval at the Meeting, there are 2,500,000 shares of Class A Stock reserved under the Plan for issuance upon exercise of stock options granted and to be granted under the Plan. As of July 1, 1996, options with respect to 592,425 shares had been exercised and there were options outstanding under the Plan to purchase a total of 1,863,216 shares at an average price of $16.68 per share. The closing price of the Class A Stock on
July   , 1996 as reported on the NASDAQ National Market System, was
$           per share.

  The Board of Directors has authorized, subject to shareholder approval, an amendment to the Plan to increase the number of shares available for issuance under the Plan to 3,500,000 shares of Class A Stock, an increase of 1,000,000 shares.

SUMMARY OF STOCK OPTION PLAN

  The Plan is administered by the Human Resources Committee (the "Committee"), consisting of three directors, presently Walter L. Robb, Frederick G. Luber, and Melvin S. Newman.

  The Committee has the power to construe and interpret the Plan and the stock options granted under it and, subject to the provisions of the Plan, to determine the persons to whom stock options will be granted, whether a stock option will be an incentive stock option or a non-qualified option or a combination of the foregoing, the limitations on exercise and other provisions of each stock option granted (which need not be identical) including the time or times when a person shall be permitted to exercise the stock option, and the number of shares with respect to which stock options shall be granted to each such person.

  The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan will terminate on March 19, 2002.

  The Board may at any time amend the Plan. Any amendment of the Plan must be approved by the shareholders of the Company within 12 months before or after its adoption by the Board if the amendment would (i) increase the number of shares reserved for stock awards under the plan, (ii) modify the requirements as to eligibility for participation in the plan, or (iii) modify the plan in any other way, if and to the extent any such modification requires shareholder approval in order for the plan to satisfy the requirements of section 422(b) of the Code or to comply with the requirements of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

  Stock options may be granted under the Plan only to employees (including officers and directors who are employees) of the Company or a subsidiary of the Company.

  There may not be issued, pursuant to exercise of stock options granted under the Plan (and subject to approval of the proposed amendment by the shareholders at the Meeting), more than 3,500,000 shares of Class A Stock reduced by the number of shares that may hereafter be surrendered by any Optionee in payment of the exercise price incident to the exercise of an option.

  The exercise price for any incentive stock option granted under the Plan may not be less than the fair market value of the stock subject to the option on the date of grant. The exercise price for any non-qualified stock option granted under the Incentive Plan may not be less than 85 percent of the fair market value of the stock subject to the option on the date the option is granted. The option exercise price is payable in cash or, subject to the Committee's consent, with shares of Class A Stock.

  The term of an incentive stock option granted under the Plan will not exceed ten years and the term of any non-qualified stock option granted under the Plan will not exceed 15 years.

FEDERAL INCOME TAX CONSEQUENCES RELATING TO STOCK OPTIONS GRANTED UNDER THE INCENTIVE PLAN

  INCENTIVE STOCK OPTIONS. Incentive stock options under the Plan are intended to be eligible for the favorable federal income tax treatment accorded "incentive stock options" under Section 422 of the Code. Incentive stock options generally have the following tax consequences:

  There are generally no federal income tax consequences to the Optionee or the Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the Optionee's alternative minimum tax liability if any and, to the extent that any incentive stock option is exercisable during any calendar year with respect to shares having, as of the grant date, a fair market value exceeding $100,000, such excess will be treated as a non-qualified stock option.

  If an Optionee holds stock acquired through exercise of an incentive stock option for more than two years from the date on which the option is granted and more than one year from the date on which the shares are transferred to the Optionee upon exercise of the option, any gain or loss on a disposition of such stock will be long-term capital gain or loss. Generally, if the Optionee disposes of the stock before the expiration of either of these holding periods (a "disqualifying disposition"), at the time of disposition the Optionee will realize taxable ordinary income equal to the lesser of (i) the excess of the fair market value on the date of exercise over the exercise price, or (ii) the Optionee's actual gain, if any, on the purchase and sale. The Optionee's additional gain or any loss upon the disqualifying disposition will be a capital gain or loss which will be long-term or short-term, depending on whether the stock was held for more than one year. Slightly different rules may apply to Optionees who acquire stock subject to certain repurchase options or who are subject to section 16(b) of the Exchange Act.

  Upon exercise of an incentive stock option, the excess of the stock's fair market value on the date of exercise over the option exercise price will constitute an adjustment in calculating the Optionee's alternative minimum tax, if any.

  To the extent the Optionee recognizes ordinary income by reason of a disqualifying disposition, the Company will be entitled to a corresponding business expense deduction in the tax year in which the disposition occurs.

  NON-QUALIFIED STOCK OPTIONS. Non-qualified stock options under the Plan generally have the following federal income tax consequences:

  There are no tax consequences to the Optionee or the Company by reason of the grant of a non-qualified stock option. Upon exercise of a non-qualified stock option, normally the Optionee will recognize taxable ordinary income equal to the excess of the stock's fair market value on the date of exercise over the exercise price. Generally, with respect to employees, the Company is required to withhold from regular wages or supplemental wage payments, an amount based on the ordinary income recognized. Subject to the requirement of reasonableness and the satisfaction of any withholding obligation, the Company will be entitled to a business expense deduction equal to the taxable ordinary income realized by the Optionee. Upon disposition of stock, the Optionee will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option. Such gain or loss will be long- or short-term depending on whether the stock was held for more than one year.

  The following sets forth the number of shares of Class A Stock which are covered by stock options granted under the Plan during the fiscal year ended April 30, 1996 to the persons or groups listed below:

                               NEW PLAN BENEFITS

                                                               NUMBER OF SHARES
                                                              COVERED BY OPTIONS
NAME AND POSITION                                                  GRANTED
- -----------------                                             ------------------
Michael J. Cudahy, Chief Executive Officer..................          None
Timothy C. Mickelson, President and Chief Operating Officer.       100,000
Mary M. Kabacinski, Vice President and Chief Financial
 Officer....................................................         8,900
David L. Ivers, Vice President--Service and Supplies........           -0-
Frederick A. Robertson, Vice President--Monitoring Division.         9,700
Andrew M. Weiss, Vice President--Sales and Marketing........           -0-
All executive officers as a group...........................       526,100
All current directors who are not executive officers, as a
 group......................................................           -0-
All employees, including all current officers who are not
 executive officers, as a group.............................       369,500

  The affirmative vote of the holders of a majority of the shares of Common Stock represented and voting at the Meeting will be required to approve the amendment to the Plan.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 3.

                                  PROPOSAL 4:

    APPROVAL OF AN AMENDMENT TO ARTICLES 4 AND 5 OF THE COMPANY'S RESTATED ARTICLES OF INCORPORATION TO AUTHORIZE 30,000,000 SHARES OF PREFERRED STOCK, WITHOUT PAR VALUE AND TO CONFORM SECTION REFERENCES TO THE WISCONSIN BUSINESS
                                CORPORATION LAW

  The Board of Directors has proposed, subject to shareholder approval, an amendment (the "Capital Amendment") to Articles 4 and 5 of the Company's Restated Articles of Incorporation (the "Current Articles") to create a class of Preferred Stock, without par value, and to modify section references to the Wisconsin Business Corporation Law to conform to the section numbers used in the version of the Wisconsin Business Corporation Law currently in effect and recommends that you vote for the proposal to approve the Capital Amendment. If the Capital Amendment is approved by the shareholders, the Capital Amendment will be promptly filed with the Secretary of State of Wisconsin.

  The substance and effect of certain provisions of the Current Articles, as amended by the Capital Amendment, are described below and the complete text of the Capital Amendment is set forth in Appendix A to this Proxy Statement. The following discussions are qualified in their entity by reference to the text of the proposed Capital Amendment.

  The Current Articles, as amended by the Capital Amendment (the "Amended Articles"), will reflect certain changes to the Company's shares. The Amended Articles will provide for authorized shares for the Company consisting of 30,000,000 shares of Class A Stock, $.10 par value, 50,000,000 shares of Class C stock, $.01 par value, and a new class of 30,000,000 shares of Preferred Stock, without par value. The Current Articles authorize 30,000,000 shares of Class A Stock, $.10 par value, 50,000,000 shares of Class C Stock, $.01 par value, and no shares of Preferred Stock.

  At July 1, 1996, the Company had          shares of Class A Stock outstanding
and also had outstanding 26,250,000 shares of Class C Stock. At such time, there were options outstanding to purchase an additional 1,809,216 shares of Class A Stock.

  The Board of Directors believes the authorization to issue up to 30,000,000 shares of Preferred Stock, in series, will provide greater flexibility for future financings, including the acquisition of other businesses, the raising of additional capital, the possible payment of stock dividends or other distributions in shares of stock or in connection with employee benefit plans. The authority to issue Preferred Stock could also prove useful if the Board of Directors determines to adopt a shareholder rights program to provide the Company with a means of defending against a takeover attempt that the Board concludes is not in the best interest of the Company or its shareholders. The Company presently has no plans or commitments that would involve the issuance of additional shares. However, the Board believes it advisable to have the authorization to issue such shares of Preferred Stock to permit the Company to move quickly, take advantage of a favorable opportunity or to satisfy another corporate need.

  Under existing NASDAQ rules, approval of the holders of a majority of the Common Stock will be required in connection with a proposed issuance (other than in a public offering) of a series of Preferred Stock, the issuance of which will result in a change of control of the Company or the issuance of a series convertible into or exchangeable for Common Stock (i) if the number of shares of Common Stock to be issued upon conversion or exchange of such series of Preferred Stock will have voting power equal to or in excess of 20% of the voting power outstanding before such conversion or exchange; (ii) if the number of shares of Common Stock to be issued upon conversion or exchange of such series of Preferred Stock is or will be equal to or in excess of 20% of the number of shares of Common Stock outstanding prior to such conversion or exchange; or (iii) if the issuance is at a price less than the greater of book or market value which together with sales by officers, directors and substantial shareholders of the Company equals 20% or more of the Common Stock or 20% or more of the voting power outstanding before the issuance.

  The Amended Articles will authorize a class of Preferred Stock not authorized under the Current Articles. Under the Amended Articles, Preferred Stock could be issued in one or more series upon adoption by the Board of Directors of an amendment to the Amended Articles of Incorporation, without any further action by the shareholders. The Amended Articles give the Board of Directors the authority to determine and alter the designation, powers, preferences and rights, including voting rights, conversion rights, rights to receive dividends, rights to assets upon liquidation and other relative benefits, restrictions, qualifications and limitations of a series of Preferred Stock. The Board of Directors will also determine whether such Preferred Stock will be convertible into other securities of the Company, including Class A Stock or Class C Stock. Accordingly, the issuance of Preferred Stock, while promoting flexibility in connection with possible acquisitions and other corporate purposes, could adversely affect the voting rights of the holders of, or the market price of, Class A Stock and Class C Stock. The holders of Preferred Stock will also have the right to vote separately as a class on any proposal involving fundamental changes and the rights of holders of Preferred Stock pursuant to the Wisconsin Business Corporation Law.

  The overall effect of the creation of the new class of Preferred Stock may be to render more difficult or to discourage a merger, tender offer or proxy contest, the assumption of control of the Company by a holder of a large block of the Company's stock or other person, or the removal of incumbent management even if such actions may be beneficial to the Company's shareholders generally. It should be noted that the issuance of Preferred Stock could have an anti-takeover effect under certain circumstances. Since the voting rights to be accorded to any series of any Preferred Stock remain to be fixed by the Board of Directors, the holders of Preferred Stock may, if the Board so authorizes, be entitled to vote separately as a class in connection with approval of certain extraordinary corporate transactions in circumstances where Wisconsin law does not require a class vote, or might be given a disproportionately large number of votes. Such Preferred Stock could also be convertible into a large number of shares of Common Stock under certain circumstances or have other terms which might render the acquisition of a controlling interest in the Company more difficult or more costly. Moreover, shares of Preferred Stock could be privately placed with purchasers who might side with the management of the Company in opposing a hostile tender offer or other attempt to obtain control. The issuance of Preferred Stock as an anti-takeover device might preclude shareholders from taking advantage of a situation which might be favorable to their interest. The Company has no present intention to issue shares of Preferred Stock in any manner that would have an anti-takeover effect or otherwise.

  The Company last amended Article 5 of its Current Articles on July 13, 1990. Since that date, the Wisconsin Business Corporation Law has been significantly amended and various sections of the Law were renumbered. The Capital Amendment, if approved by the shareholders of the Company, will correct a typographical error and change certain out-of-date section references contained in the Current Articles, to refer to section numbers in the current Law containing, in substance, the same provisions.

  The affirmative vote of the holders of a majority of the Class A Stock and a majority of the Class C Stock represented and voting at the Meeting will be required to approve the Capital Amendment.

  THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF PROPOSAL 4

                                  PROPOSAL 5:

  APPROVAL OF AN AMENDMENT TO ARTICLE 1 OF THE COMPANY'S RESTATED ARTICLES OF
      INCORPORATION TO CHANGE ITS NAME TO MARQUETTE MEDICAL SYSTEMS, INC.

  The Board of Directors has adopted, subject to shareholder approval, an amendment (the "Name Change Amendment") to Article 1 the Company's Restated Articles of Incorporation to change the Company's name from Marquette Electronics, Inc. to Marquette Medical Systems, Inc. and recommends that you vote for the proposal to approve the Name Change Amendment. If the Name Change Amendment is approved by the shareholders, the Name Change Amendment will be promptly filed with the Secretary of State of Wisconsin.

  The Board of Directors believes that the Company's products, while still predominantly electronic in nature, are more aptly described by referring to the medical market, to and in which they are principally sold and used, and to the systems that characterize the Company's engineering and marketing approach. The Board, therefore, believing that the name Marquette Medical Systems, Inc. will more precisely describe the Company's business, asks that the shareholders approve the Name Change Amendment whereby the Company's name will be changed from Marquette Electronics, Inc. to Marquette Medical Systems, Inc.

  The affirmative vote of the holders of a majority of the shares of Common Stock represented and voting at the Meeting will be required to approve the Name Change Amendment.

  THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF PROPOSAL 5

                    STOCK OWNERSHIP OF MANAGEMENT AND OTHERS

  26,250,000 shares of Class C Stock, being all of the outstanding shares of that class, are beneficially owned by Messrs. Michael J. Cudahy, Frederick G. Luber and Melvin S. Newman, as co-trustees under the Michael J. Cudahy Revocable Trust Agreement dated July 24, 1989 (the "Trust"). Although the trustees under the Trust share voting power and dispositive power with respect to the Class C Stock, Mr. Cudahy has reserved the right to revoke or amend the Trust at any time during his lifetime and to appoint additional trustees, remove any trustee, and fill any vacancy created by the death, resignation, removal, or incompetency of a trustee. Mr. Cudahy also retains the right to appoint additional trustees or remove any trustee by his will upon his death.

  The following table sets forth the beneficial ownership of the Company's Class A Stock as of June 15, 1996, by each director, each person known by the Company to own beneficially more than five percent of the Company's Class A Stock, and all directors, nominees for directors and executive officers as a group, based upon information furnished by such persons. Except as indicated in the footnotes, the persons listed have sole voting and investment power over the shares beneficially owned.

                                                     CLASS A STOCK
                                                  BENEFICIALLY OWNED
                                                 ------------------------------
                                                                    PERCENTAGE
                                                 NUMBER OF           OF CLASS
NAME AND ADDRESS                                  SHARES            OUTSTANDING
- ----------------                                 ---------          -----------
Michael J. Cudahy............................... 4,569,170(1)          28.4%
 8200 West Tower Avenue
 Milwaukee, Wisconsin 53223
Norwest Bank Minnesota (N.A.)...................
6th Street and Marquette Avenue
Minneapolis, Minnesota 55479
  As trustee under the Marquette Electronics,
   Inc. Profit Sharing 401(k) Plan.............. 2,225,245(2)          13.8%
  As trustee under other trusts.................    14,000               *
John G. Bollinger...............................       -0-               *
Frederick G. Luber..............................   307,345(3)           1.9%
Timothy C. Mickelson............................    63,999(1)(4)
Melvin S. Newman................................    63,000(3)            *
Peter P. Tong...................................    86,178(5)            *
Walter L. Robb..................................    12,100(3)            *
All directors and officers as a group (13
 persons)....................................... 5,490,213(1)(3)(6)    34.1%

- --------
* The amount shown is less than 1 percent of the outstanding shares of such class.
(1) Includes shares allocated to the shareholder's account under the Company's Profit Sharing and 401(k) Plan.
(2) Participants in the Profit Sharing-401(k) Plan have the right to direct the voting of allocated shares by Norwest Bank Minnesota (N.A.), the trustee.

(3) Includes shares covered by an option issued under the Directors Plan exercisable within 60 days to acquire 3,000 shares of Class A Stock.
(4) Includes shares covered by options granted under the Amended and Restated Stock Option Plan for Employees of Marquette Electronics, Inc., exercisable within 60 days to acquire 54,000 shares of Class A Stock.
(5) Includes shares covered by an option granted under the Amended and Restated Stock Option Plan for Employees of Marquette Electronics, Inc. exercisable within 60 days to acquire 20,000 shares of Class A Stock and 46,178 shares of Class A Stock covered by an option granted by E for M Corporation for 76,000 shares of E for M Corporation common stock for which such 46,178 shares were substituted pursuant to the terms of an Agreement and Plan at Merger dated November 5, 1995 between the Company, a subsidiary of the Company and E for M Corporation.
(6) Includes shares covered by options granted under the Amended and Restated Stock Option Plan for Employees of Marquette Electronics, Inc. exercisable within 60 days to acquire 204,000 shares of Class A Stock.

                        EXECUTIVE OFFICER COMPENSATION

  The following table shows the compensation for the past three fiscal years of the Company for (i) the Chief Executive Officer; and (ii) each of the Company's four other most highly compensated executive officers and Mr. Andrew
M. Weiss who, but for the fact that Mr. Weiss was not serving as an executive officer as of April 30, 1996, would have been among the four other most highly compensated executive officers (the "Named Executive Officers").

                          SUMMARY COMPENSATION TABLE

                                                                        LONG-TERM
                                                                       COMPENSATION
                                           ANNUAL COMPENSATION            AWARDS
                                    ---------------------------------  ------------
                                                           OTHER        SECURITIES
   NAME AND PRINCIPAL       YEAR                          ANNUAL        UNDERLYING     ALL OTHER
        POSITION         (APRIL 20)  SALARY   BONUS   COMPENSATION(1)    OPTIONS    COMPENSATION(2)
   ------------------    ---------- -------- -------- ---------------  ------------ ---------------
Michael J. Cudahy.......    1996    $300,000 $  2,262         -0-            -0-        $6,003
 Chairman and               1995     300,000   12,017         -0-            -0-         4,513
 Chief Executive Officer    1994     300,800   17,821         -0-            -0-         4,820
Timothy C. Mickelson....    1996    $229,280 $ 35,473         -0-        100,000        $8,253
 President and Chief        1995     160,000   42,827     $54,505(/4/)       -0-         6,179
 Operating Officer          1994     150,000   49,346         -0-        100,000         4,812
Mary M. Kabacinski......    1996    $160,000 $ 25,291         -0-          8,900        $7,993
 Vice President             1995     160,000   31,005         -0-            -0-         6,963
 and Chief Financial        1994     146,666   38,992         -0-        100,000         4,670
 Officer
Frederick A. Robertson..    1996    $175,000 $ 76,283         -0-          9,700        $8,146
 Vice President--           1995     160,000   74,528         -0-            -0-         6,763
 Monitoring
  Division(/3/)(/6/)
David L. Ivers..........    1996    $150,000 $ 44,547         -0-          8,300        $6,003
 Vice President--           1995     150,000   27,542         -0-            -0-         4,513
 Service and Supplies       1994     146,985   16,985         -0-        100,000         1,127
Andrew M. Weiss(/5/)....    1996    $ 62,500 $217,251         -0-            -0-           -0-
 Vice President--Sales      1995     118,750    3,040         -0-        100,000           -0-
 and Marketing

- --------
(1) While the Named Executive Officers enjoy certain perquisites, for the year ending April 30, 1996 these did not exceed $50,000 or ten percent (10%) of any officer's salary and bonus.
(2) These figures represent the amount of the Company's contribution to its Profit Sharing and 401(k) Plan allocated to the officer.
(3) Dr. Robertson was elected Vice President, Monitoring Division on June 2,
    1994.
(4) Reimbursement of expenses incurred by Mr. Mickelson in relocating from Wisconsin to Connecticut.
(5) Mr. Weiss became Vice President--Sales and Marketing on June 30, 1994. His employment with the Company terminated on September 30, 1995. His 1996 salary was paid to him between May 1, 1995 and September 30, 1995. Of his 1996 bonus, $150,000 was a severance payment.
(6) On May 21, 1996, Dr. Robertson's title was changed to President-- Monitoring Division.

OPTIONS GRANTED IN LAST FISCAL YEAR

  The following table provides information related to options exercised by the Chief Executive officer and Named Executive Officers during the fiscal year ending April 30, 1996 and the number and value of options held at year end:

                                                                                POTENTIAL
                                                                           REALIZABLE VALUE AT
                                                                             ASSUMED ANNUAL
                                                                             RATES OF STOCK
                                                                            APPRECIATION FOR
                                                                               OPTION TERM
                                                                                COMPOUNDED
                                        INDIVIDUAL GRANTS                      ANNUALLY(3)
                         ------------------------------------------------- -------------------
                          NUMBER OF     PERCENT OF
                         SECURITIES        TOTAL      EXERCISE
                         UNDERLYING   OPTIONS GRANTED  OR BASE
                           OPTIONS    TO EMPLOYEES IN   PRICE   EXPIRATION
NAME                     GRANTED (#)  FISCAL YEAR (%) ($/SHARE)    DATE     5% ($)    10% ($)
- ----                     -----------  --------------- --------- ---------- --------- ---------
Michael J. Cudahy.......       -0-          -0-           -0-        --          -0-       -0-
Timothy C. Mickelson....   100,000         11.1         16.50     8/9/05   1,037,000 2,629,675
Mary M. Kabacinski......     8,900(1)       1.0         17.00    2/13/06      95,152   241,133
Frederick A. Robertson..     9,700(1)       1.1         17.00    2/13/06     103,705   262,808
Andrew M. Weiss.........       -0-          -0-           -0-        --          -0-       -0-

- --------
(1) Exercisable to the extent of 10% of the shares as of the date of the grant and an additional 10% on or after each of the next nine anniversaries of the date of the grant.
(2) Exercisable to the extent of 50% of the shares on and after the third anniversary of the date of the grant and the remainder after the fifth anniversary of the date of grant.
(3) The realizable values are reported net of the option exercise price. The dollar amounts under these columns are the result of calculations at the five percent and ten percent rates (determined from the price at the date of the grant and not the stock's current market value) and therefore are not intended to forecast possible future appreciation, if any, of the Company's Class A Stock price. The actual gains, if any, on stock option exercises are dependent on the future performance of the Class A Stock, as well as the option holder's continued employment with the Company through the vesting period. The potential realizable value calculation assumes that the option holder waits until the end of the option term (10 years from the date of grant) to exercise the option.

(3) AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR END OPTION VALUE

  The following table provides information related to options exercised by the Chief Executive Officer and the Named Executive Officers during the fiscal year ending April 30, 1996, and the number and value of options held at year end:

                                                                     VALUE OF
                                                    NUMBER OF    UNEXERCISED IN-
                                                   UNEXERCISED      THE-MONEY
                                                    OPTIONS AT      OPTIONS AT
                                                  APRIL 30, 1996  APRIL 30, 1996
                                                       (#)             ($)
                                          VALUE   -------------- ----------------
                         SHARES ACQUIRED REALIZED  EXERCISABLE/    EXERCISABLE/
    NAME                 ON EXERCISE (#)  ($)(1)  UNEXERCISABLE  UNEXERCISABLE(2)
    ----                 --------------- -------- -------------- ----------------
Michael J. Cudahy.......        -0-          -0-      -0-    -0-      -0-    -0-
David L. Ivers..........     22,000      107,750  10,000/ 72,000  37,500/265,000
Timothy C. Mickelson....      3,750       22,500  44,000/214,000 132,500/456,000
Mary M. Kabacinski......      9,250       56,240  36,500/ 85,400 134,500/293,400
Frederick A. Robertson..        -0-          -0-  35,000/ 84,700 112,500/272,200
Andrew M. Weiss.........     20,000       75,000      -0-    -0-      -0-    -0-

- --------
(1) Based on the closing price of the Class A Stock on the date of exercise as quoted on the NASDAQ National Market System, less the exercise price.
(2) Based on the closing price of the Class A Stock on April 30, 1996 as quoted on the NASDAQ National Market System ($18.00) less the exercise price.

                    REPORT OF THE HUMAN RESOURCES COMMITTEE

HUMAN RESOURCES COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The Human Resources Committee is comprised of Messrs. Frederick G. Luber, Melvin S. Newman and Walter L. Robb. None of the members of the Human Resources Committee are or have been employees or officers of the Company.

OVERVIEW AND PHILOSOPHY

  The Human Resources Committee is responsible for authorizing grants of stock options under the Amended and Restated Stock Option Plan for Employees of Marquette Electronics, Inc. and for establishing and administering the Company's executive compensation policies and recommends to the Board of Directors the compensation to be paid to the Company's executive officers, including the Company's Chief Executive Officer. In formulating its recommendations, the Human Resources Committee relies on information from surveys, consultants and Company officers.

  In adopting and administering its policies, the Committee pursues the following objectives as guidelines:

    To provide a compensation package competitive with those offered by other health care equipment and health care product manufacturers to attract and retain talented and devoted key executives.

    To reward successful achievement by executive officers of defined objectives, subject, to some extent, to the overall success of the Company during the measurement period.

    To align the executive officers' interest with that of the Company's shareholders through the grant of stock options.

  The Committee resorts to reports prepared by one or more nationally recognized consulting firms who provide information on salaries paid by health care equipment manufacturers and who publish surveys containing such information to determine competitive compensation levels.

EXECUTIVE OFFICER COMPENSATION PROGRAM COMPONENTS

  For the past fiscal year, the executive compensation program consisted of three principal elements:

    1. A base compensation targeted at competitive medians of a peer group of successful health care device manufacturers, guided by an independent salary survey. A number of the health care device manufacturers with whom the Company's salary levels are compared are normally included among those companies used to determine the S&P Medical Products and Supplies Index
  displayed in the stock price performance graph (see page    ), although the
  performance of additional companies are used in the preparation of that index.

    2. At the beginning of fiscal 1995, the Board of Directors, at the recommendation of the Human Resources Committee, established an Incentive Compensation Plan ("ICP") for officers and key managers of the Company. The ICP replaced a practice of paying from a pool, year-end bonuses based upon the Committee's assessment of the performance of the pool participants for the prior fiscal year and the advice of the Company's President. The ICP is an annual incentive plan that provides cash compensation based on the achievement of goals set by the Committee for each of the Company's executive officers and other key managers whose participation is approved by the Board of Directors. For fiscal 1996, various corporate and divisional performance goals were set for each officer and the key manager such as the attainment of corporate or divisional revenue, net income and cash flow targets, as set forth in the Company's business plan for that fiscal year.

    The actual award earned depends upon the attainment of several Company and/or divisional goals established by the Committee, the goals for each executive officer differing, depending on his or her function and responsibilities. The goals are based on internal business plan objectives that incorporate aggressive growth assumptions and each executive officer is assigned several goals of varying weights. Participants in the ICP may earn between 0% and 150% of the bonus target, depending upon the degree of goal attainment. The Company's President has power to increase or decrease the bonus earned by any Participant in the ICP by up to ten percent, based upon the President's evaluation of the Participant's overall performance.

    For fiscal 1996, executive officers earned an average of 55% of their bonus targets under the ICP.

    3. Incentive and non-qualified stock options are awarded by the Human Resources Committee, based upon the recommendation of the Chief Executive Officer and the President. The Human Resources Committee believes that the Company's interest is furthered by requiring its executive officers to benefit from option exercises over an extended period. During the past fiscal year stock options were granted to the executive officers of the Company covering an aggregate of 526,100 shares of Class A Stock. The Human Resources Committee does consider prior options granted to executive officers in determining any subsequent grants.

CHIEF EXECUTIVE OFFICER COMPENSATION

  Mr. Cudahy's base compensation of $300,000 for the year ended April 30, 1996, has remained in effect since July, 1989. The Board, which set Mr. Cudahy's compensation, did not consider the Company's performance, in either a qualitative or quantitative sense, in determining his compensation. Although the Board and the Human Resources Committee believe that the Chief Executive Officer is modestly compensated compared to compensation levels being paid to chief executive officers of other medical equipment manufacturing companies of like size, Mr. Cudahy refuses to accept increases, noting that he is a shareholder holding the largest amount of Company stock and will benefit to the extent that the value of the Company and its shares increase. Mr. Cudahy's bonus of $2,262 for fiscal year 1996 was determined at and was equal to the amount paid by Mr. Cudahy to lease his automobile. Mr. Cudahy has no options nor are there other incentive compensation arrangements in effect between him and the Company.

SECTION 162(M)

  Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to a Company's Chief Executive Officer and the four other most highly compensated executive officers. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met.

  For fiscal 1997, the Committee does not contemplate that there will be non-deductible compensation for the five Company positions in question. The Human Resources Committee plans to review this matter for 1997, and take such actions as are necessary to comply with the new statute to avoid non-deductible compensation payments.

                           HUMAN RESOURCES COMMITTEE

                         Frederick G. Luber
                         Melvin S. Newman
                         Walter L. Robb

                         STOCK PRICE PERFORMANCE GRAPH

  The following performance graph compares the Company's cumulative total shareholder return on its Class A Stock for a three and one-half year period (November 1, 1991 to April 30, 1996) with the cumulative total return of the NASDAQ Composite Stock Index and the S&P Medical Products and Supplies Index (dividends invested). The graph assumes $100 was invested on November 1, 1991 (the date on which the Company's registration under the Securities Exchange Act of 1934 became effective) in the Class A Stock, the NASDAQ Stock Market-U.S. Index and the S&P Medical Products and Supplies Index.

               COMPARISON OF 53 MONTH CUMULATIVE TOTAL RETURN*
     AMONG MARQUETTE ELECTRONICS, INC., THE NASDAQ STOCK MARKET-US INDEX
                AND THE S&P MEDICAL PRODUCTS & SUPPLIES INDEX

                             [GRAPH APPEARS HERE]


Measurement Period         MARQUETTE          S&P MEDICAL           NASDAQ STOCK
(Fiscal Year Covered)      ELECTRONICS, INC.  PRODUCTS & SUPPLIES   MARKET-US
- -------------------        -----------------  -------------------   -----------
Measurement Pt-
11/1/91                    $100               $100                  $100
FYE 4/92                   $ 90               $ 94                  $107
FYE 4/93                   $ 83               $ 75                  $123
FYE 4/94                   $ 86               $ 71                  $137
FYE 4/95                   $106               $110                  $159
FYE 4/96                   $100               $149                  $227



*$100 INVESTED ON 11/01/91 IN STOCK OR
ON 10/31/91 IN INDEX -
INCLUDING REINVESTMENT OF DIVIDENDS.
FISCAL YEAR ENDING APRIL 30.

  There can be no assurance that the Company's stock performance will continue into the future with the same or similar trends depicted in the graph above. The Company will neither make or endorse any predictions as to future stock performance.

  The stock price performance graph above shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement to any filing under the Securities Act of 1933 or the

Securities Exchange Act of 1934 except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under either of such Acts.

CERTAIN TRANSACTIONS

  During the fiscal year ending April 30, 1996, the Company paid to Cozzens & Cudahy Air, Inc., a corporation, all of whose shares of stock are owned by Michael J. Cudahy, the sum of $171,567 as compensation for the use by the Company of a jet airplane. The Company believes that the rates paid by the Company were competitive with those available from third parties and were at prevailing market rates.

  During the year ending April 30, 1996, the Company leased from Marquette Capital Company, a partnership whose general partners are Michael J. Cudahy and Frederick G. Luber, 106 automobiles at an aggregate annual rental of $588,931. Each lease was written for 40 months at rates the Company believes were competitive with those available from third parties. The Company has the right to continue to lease the vehicles upon expiration of the leases at a nominal monthly rate.

  On November 5, 1996, the Company, its wholly-owned subsidiary and E for M Corporation entered into an Agreement and Plan of Merger (the "Merger Agreement"). On January 10, 1996, pursuant to the Merger Agreement, the Company, following its wholly-owned subsidiary's acquisition of more than 80% of the outstanding shares of stock of E for M Corporation, caused the merger of the subsidiary into E for M Corporation which then became a wholly-owned subsidiary of the Company. Under the terms of the Merger Agreement, the Company was obligated, following the merger, to assume the outstanding stock options to purchase E for M Corporation common stock previously granted by E for M Corporation to certain of its employees under certain stock option plans of E for M Corporation or to substitute a lesser quantity of shares of the Company's Class A Stock for E for M Corporation shares of common stock subject to those stock options at an increased option exercise price. On January 19, 1996, the Company substituted 46,178 shares of its Class A Stock at an option exercise price of $10.08 per share for 76,000 shares of E for M Corporation common stock at an option exercise price of $6.125 per share under an E for M Corporation stock option held by Peter P. Tong, a director of the Company. Mr. Tong is fully vested in that option to purchase 46,178 shares of Class A Stock. Mr. Tong was also granted a ten year option by the Company on December 26, 1996 under the Company's Stock Option Plan to purchase 200,000 shares at an exercise price of $20.25, which option vests to the extent of half of the shares on December 26, 1999 and the remainder on December 26, 2001 provided he remains in the Company's employ.

  Schoenberg, Fisher & Newman, Ltd., 222 South Riverside Plaza, Chicago, Illinois has served as general counsel to the Company since 1965. Melvin S. Newman is a partner in Schoenberg, Fisher & Newman, Ltd. The Company paid Schoenberg, Fisher & Newman, Ltd. legal fees in the amount of $393,787 during the Company's last fiscal year.

                          FUTURE SHAREHOLDER PROPOSALS

  Proposals of shareholders that are intended to be presented by such shareholders at the Company's 1997 annual meeting of shareholders must be received by the Company at its offices at 8200 West Tower Avenue, Milwaukee, Wisconsin between May 7, 1997 and June 1, 1997, in order to be included in the proxy statement and proxy relating to that meeting.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of equity securities of the Company. Officers, directors, and greater than ten percent shareholders are required by regulation to furnish the Company with copies of all section 16(a) forms they file.

  To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that its officers, directors, and greater than ten percent beneficial owners complied with all applicable section 16(a) filing requirements, except for the filings, each one day late, by each of Timothy C. Mickelson, David L. Ivers and Peter P. Tong of one Form 4 (Statement of Changes in Beneficial Ownership).

                                 OTHER MATTERS

  The Company knows of no other matters to be submitted to the Meeting. However, if any other matters are properly presented to the Meeting, it is the intention of the persons named in the accompanying proxy to vote in respect thereof in accordance with their best judgment.

  The Board of Directors hopes that shareholders will attend the Meeting. Whether or not you plan to attend, you are urged to complete, sign, and return the enclosed proxy in the accompanying envelope. A prompt response will greatly facilitate arrangements for the Meeting, and your cooperation will be appreciated. Shareholders who attend the Meeting may vote their shares personally even though they have sent in their proxies.

                       ADDITIONAL FINANCIAL INFORMATION

  The Company will furnish to any shareholder of record as of July 15, 1996 (or any beneficial owner representing that he is or was entitled to vote at the Meeting) a copy of its Form 10-K Annual Report for the year ended April 30, 1996 (including statements and financial statement schedules, but excluding other exhibits) without charge, upon written request addressed to the Secretary of the Company at its principal offices located at 8200 West Tower Avenue, Milwaukee, Wisconsin, 53223.

                                          By Order of the Board of Directors

                                          Gordon W. Petersen, Secretary

Milwaukee, Wisconsin
July 22, 1996

                                  APPENDIX A

  MARKED TO SHOW PROPOSED MODIFICATIONS TO ARTICLES 4 AND 5 OF RESTATED ARTICLES OF CORPORATION DATED JULY 13, 1990 [shaded text to be added--lined text to be eliminated]

  Article 4. The total number of shares of all classes which it shall have authority to issue is One Hundred Ten Million (110,000,000) shares consisting of and designated as Thirty Million (30,000,000) Class A Common Shares, Ten ($.10) cents par value, Fifty Million (50,000,000) Class C Common Shares, One ($.01) cent par value, and Thirty Million (30,000,000) Preferred Shares, without par value.

  Article 5. The preferences, limitations and relative rights of each class of shares are:

  (a) Class A Common Shares And Class C Shares:

    (1) Dividends

      Dividends payable in cash may be declared on the Class A Common Shares without the declaration of any dividend on the Class C Common Shares, but no such dividend may be declared on the Class C Common Shares unless a dividend payable at the same time and in an amount one hundred (100) times as great per share is concurrently declared on the Class A Common Shares then outstanding.

    (2) Liquidation Rights

      (i) In the event of any liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary, the holders of all of the Common Shares then outstanding shall be entitled to be paid out of the assets of the corporation available for distribution to its shareholders, whether such assets are capital surplus or earnings, based on the number of Common Shares held by each holder, provided that the amount distributed with respect to each Class A Common Share shall be one hundred (100) times as great as the amount distributed with respect to each Class C Common Share.

      (ii) A consolidation or merger of the corporation with or into any other corporation or corporations shall not be deemed to be liquidation, dissolution or winding up of the corporation as those terms are used in this Paragraph (2).

    (3) Reorganizations

      In the event of a consolidation or merger of the corporation with or into any other corporation or any other form of reorganization (other than a sale of assets) in which the corporation is not the surviving entity, the amount distributable with respect to or the number of shares or other securities of the surviving entity or other consideration payable or distributable with respect to each Class A Common Share shall be one hundred (100) times as great as the amount distributed or paid with respect to each Class C Common Share.

    (4) Voting Rights

      (A) Except as otherwise expressly provided herein, each holder of any of the Common Shares shall be entitled to one vote for each share thereof held and except as required by the statutes of the State of Wisconsin, the holders of Class A Common Shares and Class C Common Shares shall vote together and not as separate classes.

      (B) The voting requirements of Subsections 180.1003(3), 180.1103(3), 180.1202(3), 180.1402(3) and 180.1404(2) of the Wisconsin Business
    Corporation Law shall apply and govern the shareholder vote required on a proposal concerning a subject covered by Subsection 180.1003(3), 180.1103(3), 180.1202(3), 180.1402(3) and 180.1404(2).

      (C) Inapplicability of Wisconsin Business Corporation Law Section
    180.1131

      The voting rights of the respective classes of shareholders of this corporation otherwise entitled to vote hereunder and, the manner in which such voting rights may be exercised shall not be governed by Wisconsin Business Corporation Law Section 180.1131 notwithstanding that the subject matter to be voted upon might otherwise be subject thereto.

    (5) Right of First Refusal--Class C Common Shares

      No holder of the Class C Common Shares may sell, encumber or transfer for value, any Class C Common Shares without first depositing the certificate(s) evidencing such shares with the Corporation, duly endorsed for transfer, and simultaneously notifying the Corporation, in writing, of the proposed transaction including the identity of the transferee and the price or other consideration to be paid. Within thirty (30) days following such deposit and notification, the Corporation may purchase such Class C Common Shares by paying to the holder of such shares the lower of the price offered by the proposed transferee, or one (1c) cent per share by delivery of the purchase price to the holder of such shares, failing which the shares evidenced by the certificate(s) so deposited may be sold in accordance with the proposed transaction. The Corporation shall not be obliged to accept, transfer or to re-register certificates evidencing any Class C Common Shares without an affidavit of the transferor and transferee or other evidence to the effect that such transfer is without value. A transfer for value, for purposes of this paragraph, shall include a transfer by any person which is part of a series of transfers or transactions in which the transferee, or a party or entity related to, or affiliated with, the transferee provides value, directly or indirectly, to the transferor or a person or entity related to, or affiliated with, the transferor.

  (b) Preferred Shares

      (1) The Preferred Shares may be issued from time to time in one or more series. The Board of Directors is hereby authorized, by filing an Articles of Amendment to the Corporation's Articles of Incorporation, without vote of shareholders and in accordance with Section 180.0602 of the Wisconsin Business Corporation Law (a "Preferred Shares Amendment"), to fix or alter from time to time, the designation, powers, preferences and rights of the shares of each such series, and the qualifications, limitations or restrictions thereof so far as not inconsistent with the provisions of this Article 5 and to the full extent now or hereafter permitted by the laws of the State of Wisconsin, including the following:

        (A) The distinctive designation of such series and the number of shares which shall constitute such series, which number may be increased (except where otherwise provided by the Board of Directors in creating such series) or decreased (but not below the number of shares thereof then outstanding) from time to time by like action of the Board of Directors;

        (B) The annual rate or rates of dividends payable on shares of such series, whether dividends shall be cumulative and, if so, the date or dates from which dividends shall be cumulative on the shares of such series, the preferences, restrictions, limitations and conditions upon the payment of dividends, and the dates on which dividends, if declared, shall be payable;

        (C) Whether shares of such series shall be redeemable and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

        (D) The rights of the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of such series;

        (E) Whether shares of such series shall have a purchase, retirement or sinking fund for the purchase, retirement, or redemption of shares of such series and, if so, the terms and provisions thereof;

        (F) Whether shares of such series shall have conversion privileges and, if so, the terms and provisions thereof, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

        (G) Whether shares of such series shall have voting rights, in addition to voting rights provided by law, and, if so, the terms and provisions thereof; and

        (H) Any other preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof.

      (2) The holders of the Preferred Shares of each series shall be entitled to receive dividends, when and as declared by the Board of Directors from the funds legally therefor, as they may be entitled to in accordance with the Preferred Share Amendment adopted by the Board of Directors providing for the issuance of such series, payable on such dates as may be fixed in such Amendment. So long as there shall be outstanding any shares of Preferred Shares of any series entitled to cumulative dividends pursuant to any such Preferred Share Amendment providing for the issue of such series, no dividend, whether in cash or property, shall be paid or declared, nor shall any distribution be made on the Common Shares (Class A or Class C), nor shall any Common Shares be purchased, redeemed or otherwise acquired for value by the Corporation (except as provided in Section 5) if at the time of making such payment, declaration, distribution, purchase, redemption or acquisition, the Corporation shall be in default with respect to any dividend payable on or obligation to maintain a purchase, retirement or sinking fund with respect to or to redeem shares of Preferred Shares of any series. The foregoing provisions of this Subsection (b)(2) shall not, however, apply to a dividend payable in Common Shares or to the acquisition of Common Shares in exchange for or through the application of the proceeds of the sale of shares of Common Shares. Subject to the foregoing and to any further limitations prescribed in accordance with the provisions of this Section (b) of this Article 5, the Board of Directors may declare, out of any funds legally available therefor, dividends upon the then outstanding Common Shares and the Preferred Shares of any series shall not be entitled to participate therein.

      (3) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the Preferred Shares of each series shall be entitled to receive, out of the assets of the Corporation available for distribution to its stockholders before any distribution of assets shall be made to the holders of the Common Shares , the amount per share, if any, fixed by the Board of Directors in the Preferred Shares Amendment, plus in each such case an amount equal to any cumulative dividends thereon to the date of final distribution to the holders of the Preferred Shares, and the holders of the Common Shares shall be entitled, to the exclusion of the holders of the Preferred Shares of any and all series to participate ratably in all the assets of the Corporation then remaining in accordance with their respective rights and preferences. If upon any liquidation, dissolution or winding up of the Corporation the assets available for distribution shall be insufficient to pay the holders of all outstanding shares of Preferred Shares the full amounts to which they shall be entitled, the holders of Preferred Shares of all series shall participate ratably in any distribution of assets according to the respective amounts which would be payable in respect of the Preferred Shares held by them upon such distribution if all amounts payable in respect of the Preferred Shares of all series were paid in full. Neither the statutory merger nor consolidation of the Corporation into or with any other corporation, nor the statutory merger or consolidation of any other corporation into or with the Corporation, nor a sale, transfer or lease of all or any part of the assets of the Corporation, shall be deemed to be a liquidation, dissolution or winding up of the corporation within the meaning of this Subsection
    (3).

      (4) The Corporation, at the option of the Board of Directors, may redeem the whole or any part of the Preferred Shares of any series at the price or prices and on the terms and conditions provided in the Preferred Shares Amendment adopted by the Board of Directors providing for the issue of such series.

      (5) Anything herein or in any Preferred Shares Amendment adopted by the Board of Directors providing for the issue of any series of Preferred Shares contained to the contrary notwithstanding, the rights of the holders of all classes of stock of the Corporation in respect of dividends and purchase, retirement or sinking funds, if any, shall at all times be subject to the power of the Board of Directors from time to time to set aside such reserves and to make such other provisions, if any, as the Board of Directors shall deem to be necessary or advisable for working capital, for expansion of the Corporation's business (including the acquisition of real and personal property for the purpose) and for any other purpose of the Corporation.

      (6) Except as otherwise provided by the statutes of the State of Wisconsin or by the Preferred Shares Amendment adopted by the Board of Directors providing for the issue of any series of Preferred Shares, the holders of the Preferred Shares shall have no right to vote. The holders of the Preferred Shares shall not be entitled to receive notice of any meeting of shareholders at which they are not entitled to vote or consent.

      (7) Except as otherwise provided by the statutes of the State of Wisconsin or by the Preferred Shares Amendment adopted by the Board of Directors providing for the issue of any series of Preferred Shares, the vote of the holders of all or any portion of the Preferred Shares, as a class, shall not be required for any action whatsoever to be taken or authorized by the shareholders of the Corporation, including any amendment of the Articles of Incorporation.

    (c) Waiver of Preemptive Rights

      No holder of any of the shares of this Corporation shall be entitled, as of right, to purchase or subscribe for any unissued stock of any class, or any additional shares of any class to be issued by reason of any increase of the authorized shares of the Corporation of any class, or bonds, certificates of indebtedness, debentures or other securities convertible into shares of the Corporation, or carrying any right to purchase any stock of any class and any unissued shares, or such additional authorized issue of any shares or other securities convertible into shares or carrying any rights to purchase such shares may be issued and disposed of, pursuant to resolutions of the Board of Directors, to such persons, firms, corporations or associations and upon such other terms as may be deemed advisable by the Board of Directors in the exercise of its discretion.

                          MARQUETTE ELECTRONICS, INC.


              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
           FOR THE ANNUAL MEETING OF SHAREHOLDERS - AUGUST 15, 1996
P
R
O
X
Y         Michael J. Cudahy and Mary M. Kabacinski, or either of them, each with the power of substitution and revocation, are hereby authorized to represent the undersigned, with all powers which the undersigned would possess if personally present, to vote the Class A Common Stock of the undersigned at the Annual Meeting of shareholders of MARQUETTE ELECTRONICS, INC. (the "Company"), to be held at the Company's offices at 8200 West Tower Avenue, Milwaukee, Wisconsin, 53223 at 9:00 a.m. on August 15, 1996, or any adjournment or postponement thereof, as set forth on the reverse side.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES FOR DIRECTOR LISTED ON THE REVERSE SIDE AND FOR APPROVAL OF THE OTHER PROPOSALS LISTED ON THE REVERSE SIDE.

          This proxy will be voted as specified or, if no choice is specified, will be voted FOR the election of the nominees named and FOR the other proposals listed on the reverse side.

                CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE


                                  SEE REVERSE
                                     SIDE

1. To elect seven directors to serve until the next annual meeting of shareholders and until their successors are elected and qualified.
NOMINEES: John G. Bollinger, Michael J. Cudahy, Frederick G. Luber, Timothy C. Mickelson, Melvin S. Newman, Walter L. Robb and Peter P. Tong

     FOR           WITHHELD

     [_]             [_]



- -------------------------------------
For all nominees
except as noted above

2. To ratify the selection of Arthur Andersen LLP as the Company's independent public accountants for fiscal 1997.

     FOR           AGAINST           ABSTAIN

     [_]             [_]               [_]

3. To approve an amendment to Article 1 of the Company's Restated Articles of Incorporation to change the name of the Company to Marquette Medical Systems, Inc.

     FOR           AGAINST           ABSTAIN

     [_]             [_]               [_]

4. To approve an amendment to Articles 4 and 5 of the Company's Restated Articles of Incorporation to authorize 30,000,000 shares of Preferred Stock, without par value and to change certain section references to the Wisconsin Business Corporation Law

     FOR           AGAINST           ABSTAIN

     [_]             [_]               [_]

5. To approve an amendment to the Amended and Restated Stock Option Plan for Employees of Marquette Electronics, Inc. to increase the number of shares of Class A Common Stock reserved for issuance thereunder from 2,500,000 shares to 3,500,000 shares

     FOR           AGAINST           ABSTAIN

     [_]             [_]               [_]


Please sign exactly as name appears at left. Executors, administrators, trustees, guardians, attorneys-in-fact, etc., should give their full titles. If signor is a corporation, please give full corporate name and have a duly authorized officer sign stating title. If a partnership, please sign partnership name by authorized person. If share certificate is registered in two names both should sign.

Date:
       --------------------------

Signature
          -----------------------


Signature
          -----------------------


PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE-PREPAID ENVELOPE

6. In their discretion, the proxyholders are authorized to vote upon such other business as may properly come before the 1996 annual meeting or any adjournment or postponement thereof.

     FOR           AGAINST           ABSTAIN

     [_]             [_]               [_]




                      PLEASE MARK, SIGN, DATE AND RETURN
                      THIS PROXY CARD PROMPTLY USING THE
                      ENCLOSED POSTAGE-PREPAID ENVELOPE.